Exhibit 2.2

                    INAV TRAVEL CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                December 31, 1994
                                   (Unaudited)
                                     ASSETS
                                     ------

                                                            December 31           December 31
                                                                1994                  1994
                                                                INAV                Santiago
                                                               Travel                 Data
                                                            Corporation             Systems               Pro Forma
                                                           ---------------       ---------------        ---------------
CURRENT ASSETS
     Cash and cash equivalents                             $        6,228        $            -         $        6,228
     Trade accounts receivable, less allowance                                                                       -
        for accounts of $24,000 in 1993                            17,491               155,929                173,420
     Inventories                                                   40,732                 2,691                 43,423
     Notes receivable                                              26,520                     -                 26,520
     Prepaid expenses and other                                    22,479                25,834                 48,313
                                                           ---------------       ---------------        ---------------
                 Total current assets                             113,450               184,454                297,904
                                                           ---------------       ---------------        ---------------
PROPERTY AND EQUIPMENT, NET                                       154,544                29,269                183,813
                                                           ---------------       ---------------        ---------------

OTHER ASSETS
     Assets held for sale                                         435,000                     -                435,000
     Notes receivable, less current portion                       228,434                     -                228,434
     Software development costs                                         -                     -                      -
     Patents, net of accumulated amortization of $1,784            38,641                     -                 38,641
     Deposits                                                       1,500                   980                  2,480
                                                           ---------------       ---------------        ---------------
                 Total other assets                               703,575                   980                704,555
                                                           ---------------       ---------------        ---------------
                                                           $      971,569        $      214,703         $    1,186,272
                                                           ===============       ===============        ===============


                                   -continued-

                    INAV TRAVEL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS - Continued
                                December 31, 1994

                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

                                                           December 31,          December 31,
                                                               1994                  1994
                                                               INAV                Santiago
                                                              Travel                 Data
                                                           Corporation             Systems               Pro Forma
                                                         ---------------       ---------------        ---------------
CURRENT LIABILITIES
     Cash overdraft                                      $       22,023        $      (10,740)        $       11,283
     Notes payable, including $440,328 and $261,750
        due to related parties                                  709,213               473,296              1,182,509
     Accounts payable                                           300,287               123,729                424,016
     Accrued liabilities                                        264,294               118,636                382,930
     Other liabilities                                          115,894               362,938                478,832
     Deferred revenue                                                 -                89,722                 89,722
                                                         ---------------       ---------------        ---------------
                 Total current liabilities                    1,411,711             1,157,581              2,569,292
                                                         ---------------       ---------------        ---------------

SHAREHOLDERS' EQUITY (DEFICIT)
     Common stock; $.001 par value; 50,000,000
        shares authorized; 49,485,000 shares issued              49,485             6,561,418              6,610,903
     Additional paid-in capital                                 518,722                     -                518,722
     Retained earnings (deficit)                               (861,310)           (7,504,296)            (8,365,606)
     Treasury stock, at cost; 4,909,577 and 57,518                                                                 -
        shares, respectively                                   (147,039)                    -               (147,039)
                                                         ---------------       ---------------        ---------------
                 Total shareholders' equity (deficit)          (440,142)             (942,878)            (1,383,020)
                                                         ---------------       ---------------        ---------------
                                                         $      971,569        $      214,703         $    1,186,272
                                                         ===============       ===============        ===============

                    INAV TRAVEL CORPORATION AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                December 31, 1994
                                   (Unaudited)


                                                                   INAV              Santiago
                                                                  Travel               Data
                                                               Corporation           Systems            Pro Forma
                                                              ---------------     ---------------     ---------------
                                                               December 31,        December 31,
                                                                   1994                1994
                                                              ---------------     ---------------     ---------------
REVENUES
      Service fee and broker income                           $      927,391                          $      927,391
     Smart card product sales                                        350,149                   -      $      350,149
     Software and maintenance sales                                  111,762           1,155,834      $    1,267,596
     Other                                                            17,488                   -      $       17,488
                                                              ---------------     ---------------     ---------------
        Total revenues                                             1,406,790           1,155,834      $    2,562,624
                                                              ---------------     ---------------     ---------------

COST OF REVENUES
     Cost of service fees and broker income                          127,552                   -             127,552
     Cost of smart card product sales                                242,872                   -             242,872
     Cost of software and maintenance sales                           35,300             218,827             254,127
                                                              ---------------     ---------------     ---------------
        Total cost of revenues                                       405,724             218,827             624,551
                                                              ---------------     ---------------     ---------------

GROSS PROFIT                                                       1,001,066             937,007           1,938,073
                                                              ---------------     ---------------     ---------------

OPERATING EXPENSES
     Selling, general & administrative                             1,848,347           1,443,725           3,292,072
     Depreciation and amortization                                    28,585                   -              28,585
     Loss on write down of assets held for sale                       68,294                   -              68,294
     Loss on disposition of assets held for sale and related          15,268                   -              15,268
        note receivable
                                                              ---------------     ---------------     ---------------
        Total operating expenses                                   1,960,494           1,443,725           3,404,219
                                                              ---------------     ---------------     ---------------

INCOME (LOSS) FROM OPERATIONS                                       (959,428)           (506,718)         (1,466,146)

OTHER INCOME AND EXPENSE
     Interest expenses                                               (25,947)                  -             (25,947)
     Other, net                                                       35,848                   -              35,848
                                                              ---------------     ---------------     ---------------
        Total other income (expense)                                   9,901                   -               9,901
                                                              ---------------     ---------------     ---------------

NET INCOME (LOSS)                                             $     (949,527)     $     (506,718)     $   (1,456,245)
                                                              ===============     ===============     ===============

Income (loss) per weighted-average common share               $        (0.02)     $         0.00      $        (0.02)
                                                              ===============     ===============     ===============

Weighted-average common shares outstanding                        49,485,000                              49,485,000
                                                              ===============     ===============     ===============


                    INAV TRAVEL CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                  July 31, 1995
                                   (Unaudited)
                                     ASSETS
                                     ------

                                                               July 31,              July 31,
                                                                 1995                  1995
                                                                 INAV                Santiago
                                                                Travel                 Data
                                                             Corporation             Systems               Pro Forma
                                                           ---------------       ---------------        ---------------
CURRENT ASSETS
     Cash and cash equivalents                             $        6,960        $            -         $        6,960
     Trade accounts receivable, less allowance                                                                       -
        for accounts of $24,000 in 1993                             1,061                33,235                 34,296
     Inventories                                                        -                     -                      -
     Notes receivable                                              20,517               193,103                213,620
     Prepaid expenses and other                                    18,147                17,788                 35,935
                                                           ---------------       ---------------        ---------------
                 Total current assets                              46,685               244,126                290,811
                                                           ---------------       ---------------        ---------------
PROPERTY AND EQUIPMENT, NET                                       137,188                     -                137,188
                                                           ---------------       ---------------        ---------------


OTHER ASSETS
     Assets held for sale                                         135,000                     -                135,000
     Notes receivable, less current portion                       222,470                     -                222,470
     Software development costs                                         -                     -                      -
     Patents, net of accumulated amortization of $1,784            38,641                     -                 38,641
     Deposits                                                       1,500                     -                  1,500
                                                           ---------------       ---------------        ---------------
                 Total other assets                               397,611                     -                397,611
                                                           ---------------       ---------------        ---------------
                                                           $      581,484        $      244,126         $      825,610
                                                           ===============       ===============        ===============

                                   -continued-

                    INAV TRAVEL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS - Continued
                                  July 31, 1995

                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

                                                             July 31,              July 31,
                                                               1995                  1995
                                                               INAV                Santiago
                                                              Travel                 Data
                                                           Corporation             Systems               Pro Forma
                                                         ---------------       ---------------        ---------------
CURRENT LIABILITIES
     Cash overdraft                                                $400               $46,206                $46,606
     Notes payable, including $440,328 and $261,750
        due to related parties                                  749,004               425,781              1,174,785
     Accounts payable                                           262,873               171,625                434,498
     Accrued liabilities                                        150,090               747,917                898,007
     Other liabilities                                           77,262               421,345                498,607
     Deferred revenue                                                 -               100,430                100,430
                                                         ---------------       ---------------        ---------------
                 Total current liabilities                    1,239,629             1,913,304              3,152,933
                                                         ---------------       ---------------        ---------------

SHAREHOLDERS' EQUITY (DEFICIT)
     Common stock; $.001 par value; 50,000,000
        shares authorized; 49,485,000 shares issued              49,485             6,561,418              6,610,903
     Additional paid-in capital                                 518,722                     -                518,722
     Retained earnings (deficit)                             (1,079,313)           (8,230,596)            (9,309,909)
     Treasury stock, at cost; 4,909,577 and 57,518                                                                 -
        shares, respectively                                   (147,039)                    -               (147,039)
                                                         ---------------       ---------------        ---------------
                 Total shareholders' equity (deficit)          (658,145)           (1,669,178)            (2,327,323)
                                                         ---------------       ---------------        ---------------
                                                               $581,484              $244,126               $825,610
                                                         ===============       ===============        ===============

                    INAV TRAVEL CORPORATION AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                  July 31, 1995
                                   (Unaudited)

                                                                    INAV              Santiago
                                                                   Travel               Data
                                                                Corporation           Systems            Pro Forma
                                                              ---------------     ---------------     ---------------
                                                                  July 31,            July 31,
                                                                     1995                1995
                                                              ---------------     ---------------     ---------------
REVENUES
     Service fee and broker income                            $       30,592      $            -      $       30,592
     Software and maintenance sales                                  265,864           1,509,652      $    1,775,516
     Other                                                            38,666                   -      $       38,666
                                                              ---------------     ---------------     ---------------
        Total revenues                                               335,122           1,509,652      $    1,844,774
                                                              ---------------     ---------------     ---------------

COST OF REVENUES
     Cost of service fees and broker income                             (145)                  -                (145)
     Cost of software and maintenance sales                          107,810             152,108             259,918
                                                              ---------------     ---------------     ---------------
        Total cost of revenues                                       107,665             152,108             259,773
                                                              ---------------     ---------------     ---------------
GROSS PROFIT                                                         227,457           1,357,544           1,585,001
                                                              ---------------     ---------------     ---------------

OPERATING EXPENSES
     Selling, general & administrative                               267,277           1,906,674           2,173,951
     Depreciation and amortization                                     5,076              14,240              19,316
     Loss (Gain) on disposition of assets held
        for resale and related note receivable                       233,136                   -             233,136
                                                              ---------------     ---------------     ---------------
        Total operating expenses                                     505,489           1,920,914           2,426,403
                                                              ---------------     ---------------     ---------------
INCOME (LOSS) FROM OPERATIONS                                       (278,032)           (563,370)           (841,402)
                                                              ---------------     ---------------     ---------------

OTHER INCOME AND EXPENSE
     Interest expenses                                                 4,905                   -               4,905
     Other, net                                                           36                (800)               (764)
                                                              ---------------     ---------------     ---------------
        Total other income (expense)                                   4,941                (800)              4,141
                                                              ---------------     ---------------     ---------------
NET INCOME (LOSS)                                             $     (282,973)     $     (564,170)     $     (847,143)
                                                              ===============     ===============     ===============
Income (loss) per weighted-average common share               $        (0.02)     $         0.00      $        (0.02)
                                                              ===============     ===============     ===============
Weighted-average common shares outstanding                        49,485,000                              49,485,000
                                                              ===============     ===============     ===============

                    INAV TRAVEL CORPORATION AND SUBSIDIARIES
              NOTES TO PRO FORMS CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)


The Pro Forma Consolidated Balance Sheet as of December 31, 1994 and Pro Forma Statements of Operations for the year ended December 31, 1994 for INAV Travel Corporation ("INAV") are derived from financial statements previously filed with the securities and Exchange Commission on Form 10-KSB and from audited financial statements contained within this document. The Pro Forma Consolidated Balance
Sheet as of December 31, 1994 and Pro Forma Statements of Operations for the year ended December 31, 1994 for Sanitago, SDS, Inc.
("SDS") were prepared by management.

The pro forma financial information should be read in conjunction with each Company's historical Financial Statements and Notes thereto as of and for the years ended December 31, 1994.

The pro forma information does not purport to be indicative of the results of operations or the financial position which would have actually been obtained of the acquisition transactions had been consummated on the dates indicated. In addition, the pro forma financial information does not purport to be indicative of results of operations or financial positions that may be obtained in the future.

                           SANTIAGO DATA SYSTEMS, INC.
                              FINANCIAL STATEMENTS
                                  JUNE 30, 1995
    (See Accompanying Notes to Financial Statements and Accountants' Opinion)

                                TABLE OF CONTENTS


                                                                       Page #
                                                                       ------


Balance Sheet - Assets                                                    22

Balance Sheet-Liabilities and Equity                                      23

Statement of Operations                                                   24

Statement of Cash Flows                                                   25

Notes to Financial Statements                                           26-27

                             R. ANDREW GATELY & CO.
                           Certified Public Accountant


To the Board of Directors &
Stockholders' of Santiago Data Systems, Inc.


We have audited the accompanying balance sheet of Santiago Data Systems, Inc. (a California Corporation) as of June 30, 1995, and the related statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above fairly, in all material respects, the financial position of Santiago Data Systems, Inc., as of June 30, 1995, and results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note C to the financial statements, Company's management and stockholders' sold, on August 1, 1995, all of the Company's assets.

The accompanying financial statements have been prepared assuming that the Company will continue is a going concern. As discussed in Note F to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Managements plans regarding those matters also are described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




R. Andrew Gately & Co.
Los Alamitos, California
April 8, 1996



- - --------------------------------------------------------------------------------
         5030 Katella Avenue, Suite 224. Los Alamitos, California 90720
               (310) 596-2622. (714) 995-6535. FAX (310) 596-4290

                           SANTIAGO DATA SYSTEMS, INC.
                                  BALANCE SHEET
                               AS OF JUNE 30, 1995
    (See Accompanying Notes to Financial Statements and Accountants' Opinion)



                                     ASSETS


CURRENT ASSETS

Accounts Receivables (Net of 0 Allowance)              $     40,567
Due from MedBanc                                            200,435
Prepaid Assets & Deposits                                    17,788
                                                           --------

Total Current Assets                                        258,790

Property Plant & Equipment

Equipment, Furniture & Fixtures                             424,656

Less Accumulated Depreciation                              (424,656)
                                                           --------
Net Property & Equipment                                       0
                                                           --------

TOTAL ASSETS                                           $    258,790
                                                        ===========

                           SANTIAGO DATA SYSTEMS, INC.
                                  BALANCE SHEET
                               AS OF JUNE 30, 1995
    (See Accompanying Notes to Financial Statements and Accountants' Opinion)



                       LIABILITIES & STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
Deficit in Cash                                                $    37,763
Accounts Payable & Accrued Liabilities                             162,514
Due to Officer/Stockholder                                          65,447
Payroll Tax Liability (Note B & C)                                 747,917
Priority Service Contracts                                         100,430
Due to MedBanc                                                     168,469
Note to Vendor                                                      91,000
Notes to Stockholders' & Employees (Note D)                        360,334
Accrued Interest on Notes                                          161,876
                                                                   -------

TOTAL CURRENT LIABILITIES                                        1,895,750

Contingencies (Note F)

STOCKHOLDERS' EQUITY
Preferred Stock Series A, No Par Value
Authorized Shares - 20,000,000
Issued - 13,333,333 (Note E)                                       200,000

Preferred Stock Series B, No Par Value
Authorized Shares- 40,000,000
Issued - 4,879,623 (Note E)                                        243,981

Common Stock, No Par Value
Authorized Shares - 40,000,000
Issued - 14,258,771                                              6,117,437

DEFICIT                                                         (8,198,378)

TOTAL STOCKHOLDERS' EQUITY-DEFICIT                              (1,636,960)
                                                                -----------
TOTAL LIABILITIES & EQUITY                                     $   258,790
                                                               ============

                           SANTIAGO DATA SYSTEMS, INC.
                             STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1995
    (See Accompanying Notes to Financial Statements and Accountants' Opinion)



REVENUE

Sales To Customers                                            $   1,403,427


COST & EXPENSES

Cost of Items Sold to Customers                                     142,757
Advertising                                                          75,106
Commissions                                                          39,925
Employee Expenses                                                    27,985
Insurance                                                            46,575
Interest                                                             54,462
Lease Expense                                                        25,158
Marketing                                                            24,142
Payroll and related expenses (Note B)                             1,188,565
Postage                                                              44,440
Rent                                                                 68,907
Telephone                                                            94,962
Depreciation                                                         14,240
Other                                                                87,355
                                                                  ---------

Total Cost & Expenses                                             1,934,579
                                                                  ---------

Income tax expense                                                      800

Net Loss                                                           (531,952)

Deficit - Beginning                                              (7,666,426)
                                                                 -----------

Deficit - Ending                                              $  (8,198,378)

                           SANTIAGO DATA SYSTEMS, INC.
                             STATEMENT OF CASH FLOWS
                        FOR THE YEAR ENDED JUNE 30, 1995
    (See Accompanying Notes to Financial Statements and Accountants' Opinion)


OPERATING ACTIVITIES

Net Loss                                                           $   (531,952)

Adjustments to Revenue Net Loss to Net Cash Used in Operating Activities:

Depreciation                                                             14,240

CHANGES IN ASSETS & LIABILITIES

Accounts Receivable                                                     115,362
Inventories                                                               2,691
Due from MedBanc                                                       (200,435)
Deposits & Prepaid                                                        8,046
Accounts Payable & Accrued liabilities                                   14,286
Due to Shareholders' & Employees                                         31,483
Payroll Tax Liability                                                   383,812
Due to MedBanc                                                           57,134
Priority Service Container Payable                                       10,708
Accrued Interest                                                         43,240
Other                                                                    24,362



Cash Used In Operating Activities                                       (27,023)

Cash Deficit - Beginning                                                (10,740)
                                                                        --------
Cash Deficit - Ending                                               $   (37,763)
                                                                      ==========

                           Santiago Data Systems, Inc.
                          Notes to Financial Statements
                                  June 30, 1995


NOTE A-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

Santiago Data Systems, Inc. (the "Company") primarily develops and markets medical billing systems for use by doctors and medical billing centers. They also offer technical support contracts to their customers. The Company provides electronic data interchange for insurance companies and patient billings.

Basis of accounting

Revenue from products are recognized when the product is shipped to the customers. Revenue from the technical support contracts are recognized on a pro-rata basis over the coverage period.
Expenses and cost are recognized when incurred.
Property and equipment are stated at cost. Depreciation is being provided over the estimated useful lives of the assets using accelerated rates.

NOTE B-PAYROLL TAXES PAYABLE

The Company is delinquent in paying $747,917 of federal and state payroll tax liabilities which includes interest and penalties of $229,667.

Included in payroll and related expenses for the year ended June 30, 1995, are approximately $84,000 or penalties and $17,000 of interest, charged by federal and state taxing authorities for the above mentioned delinquencies.

NOTE C-SUBSEQUENT EVENTS

On August 1, 1995 the Company's management and stockholders' agreed to sell all of the Company's rights, title, interest to all the business property and assets (real and personal), assign certain commitments and trademarks, for approximately $1.2 million. The consideration received was made up a note, forgiveness of debt and the assumption of certain liabilities.

In conjunction with the above mentioned sale, an installment agreement was negotiated with the Internal Revenue Service whereby the Company's federal payroll tax liability was reduced to $377,306 which includes an amount of $47,183 for the personal income tax liability of an officer/stockholder of the Company. No such agreement has been reached with the California taxing authorities.

                           Santiago Data systems, Inc.
                          Notes to Financial Statements
                                  June 30, 1995
                                    continued

NOTE C-SUBSEQUENT EVENTS (continued)

Per the Asset Purchase Agreement, the Company agrees to use the cash proceeds from the sale, to the extent necessary, to retire the Company's obligation to the Internal Revenue Service.


NOTE D-UNSECURED NOTES PAYABLE TO STOCKHOLDERS' AND EMPLOYEES

Unsecured notes payable to stockholders' and employees accrue interest at 12%.


NOTE E-PREFERRED STOCK SERIES A AND B

Preferred stock series A and B shall be entitled to receive, when declared by the Board of Directors, annual cash dividends of 9/10th of 1 cent ($0.009) per share and $0.01 per share, respectively, in preference to and in priority over dividends for the common stock. In the event of a liquidations, dissolution or winding down of the Company, the holders of series A preferred stock shall be entitled to receive 5/10ths of 1 cent ($0.005) per share and the holders of series B preferred stock shall be entitled to receive 10 cents ($0.10) per share out of the assets of the corporation, plus any accrued and unpaid dividends, in preference to and in priority over dividends for the common stock.


NOTE F-CONTINGENCIES

Going Concern

As shown in the accompanying financial statement, the Company incurred a net loss of $531,952 for the year ended June 30, 1995, and as of that date the Company's current liabilities exceeded its current assets by $1,636,960. These factors create an uncertainty about the Company's ability as a going concern (See Note C). The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.